                               STOCK PURCHASE AGREEMENT

                                     by and among

                             CERTAIN SHAREHOLDERS OF GSV

                             collectively, as "Sellers",

                                GOLDEN STATE VINTNERS

                                   as the "Company"

                                         and

                            GOLDEN STATE ACQUISITION CORP.

                                      as "Buyer"


                                Dated:  April 27, 1995

                                  TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          1.1     Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . 1
          1.2     Other Defined Terms. . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     PURCHASE AND SALE OF CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . 7
          2.1     Transfer of Capital Stock. . . . . . . . . . . . . . . . . . 7
          2.2     Consideration for Capital Stock. . . . . . . . . . . . . . . 7
          2.3     Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.4     Purchase Price Reduction . . . . . . . . . . . . . . . . . . 7

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          3.1     Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
          3.2     Documents to be Delivered. . . . . . . . . . . . . . . . . . 7

ARTICLE IVA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     REPRESENTATIONS AND WARRANTIES OF SELLER
          AND THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . 8
          4A.1    Organization of Sellers. . . . . . . . . . . . . . . . . . . 8
          4A.2    Organization of the Company. . . . . . . . . . . . . . . . . 8
          4A.3    Authorization. . . . . . . . . . . . . . . . . . . . . . . . 9
          4A.4    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 9
          4A.5    Absence of Certain Changes or Events . . . . . . . . . . . . 9
          4A.6    Title to Assets, Etc.. . . . . . . . . . . . . . . . . . . .12
          4A.7    Condition of Tangible Assets . . . . . . . . . . . . . . . .13
          4A.8    Contracts and Commitments. . . . . . . . . . . . . . . . . .13
          4A.9    No Conflict or Violation . . . . . . . . . . . . . . . . . .14
          4A.10   Consents and Approvals . . . . . . . . . . . . . . . . . . .15
          4A.11   Financial Statements . . . . . . . . . . . . . . . . . . . .15
          4A.12   Litigation . . . . . . . . . . . . . . . . . . . . . . . . .15
          4A.13   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . .15
          4A.14   Liabilities. . . . . . . . . . . . . . . . . . . . . . . . .16
          4A.15   Compliance with Law. . . . . . . . . . . . . . . . . . . . .16

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

          4A.16   No Brokers . . . . . . . . . . . . . . . . . . . . . . . . .16
          4A.17   No Other Agreements to Sell the Assets or the Company. . . .16
          4A.18   Proprietary Rights . . . . . . . . . . . . . . . . . . . . .16
          4A.19   Employee Benefit Plans . . . . . . . . . . . . . . . . . . .17
          4A.20   Transactions with Certain Persons. . . . . . . . . . . . . .18
          4A.21   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .19
          4A.22   Severance Arrangements . . . . . . . . . . . . . . . . . . .20
          4A.23   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .20
          4A.24   Accounts Receivable. . . . . . . . . . . . . . . . . . . . .20
          4A.25   Inventories. . . . . . . . . . . . . . . . . . . . . . . . .21
          4A.26   Purchase Commitments and Outstanding Bids. . . . . . . . . .21
          4A.27   Payments . . . . . . . . . . . . . . . . . . . . . . . . . .21
          4A.28   Customers and Suppliers. . . . . . . . . . . . . . . . . . .21
          4A.29   Compliance With Legislation Regulating Environmental
                  Quality. . . . . . . . . . . . . . . . . . . . . . . . . . .22
          4A.30   Real Estate. . . . . . . . . . . . . . . . . . . . . . . . .22
          4A.31   Misstatements Or Omissions . . . . . . . . . . . . . . . . .25
          4A.32   Purchase Arrangements. . . . . . . . . . . . . . . . . . . .25


ARTICLE IVB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

     REPRESENTATIONS AND WARRANTIES OF THE LENDER SELLERS. . . . . . . . . . .26
          4B.1    Organization of such Lender Seller . . . . . . . . . . . . .26
          4B.2    Authorization. . . . . . . . . . . . . . . . . . . . . . . .26
          4B.3    No Conflict or Violation . . . . . . . . . . . . . . . . . .26
          4B.4    Consents and Approvals . . . . . . . . . . . . . . . . . . .26
          4B.5    No Other Agreements to Sell the Company. . . . . . . . . . .26
          4B.6    Transactions with Certain Persons. . . . . . . . . . . . . .27
          4B.7    Misstatements or Omissions . . . . . . . . . . . . . . . . .27
          4B.8    Purchase Arrangements. . . . . . . . . . . . . . . . . . . .27

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

     REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . . . . .27
          5.1    Organization of Buyer . . . . . . . . . . . . . . . . . . . .27
          5.2    Authorization . . . . . . . . . . . . . . . . . . . . . . . .27
          5.3    Consents and Approvals. . . . . . . . . . . . . . . . . . . .27
          5.4    No Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .28
          5.5    No Conflict or Violation. . . . . . . . . . . . . . . . . . .28

                                  TABLE OF CONTENTS
                                     (CONTINUED)

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

     ACTIONS BY SELLERS, THE COMPANY AND
          BUYER PRIOR TO THE CLOSING . . . . . . . . . . . . . . . . . . . . .28
          6.1    Maintenance of Business . . . . . . . . . . . . . . . . . . .28
          6.2    Certain Prohibited Transactions . . . . . . . . . . . . . . .28
          6.3    Investigation by Buyer. . . . . . . . . . . . . . . . . . . .29
          6.4    Consents and Best Efforts . . . . . . . . . . . . . . . . . .30
          6.5    Notification of Certain Matters . . . . . . . . . . . . . . .30
          6.6    No Mergers, Consolidations, Sale of Capital Stock, Etc. . . .31
          6.7    Title Insurance, Surveys. . . . . . . . . . . . . . . . . . .31
          6.8    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

     CONDITIONS TO SELLERS' OBLIGATIONS. . . . . . . . . . . . . . . . . . . .32
          7.1    Representations, Warranties and Covenants . . . . . . . . . .33
          7.2    Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .33
          7.3    No Governmental Proceeding or Litigation. . . . . . . . . . .33
          7.4    Certificates. . . . . . . . . . . . . . . . . . . . . . . . .33
          7.5    Corporate Documents . . . . . . . . . . . . . . . . . . . . .33
          7.6    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . .33
          7.7    Other Agreements. . . . . . . . . . . . . . . . . . . . . . .33
          7.8    Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .33
          7.9    Employment Agreements . . . . . . . . . . . . . . . . . . . .33
          7.10   Delivery of Documents . . . . . . . . . . . . . . . . . . . .34

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

     CONDITIONS TO BUYER'S OBLIGATIONS . . . . . . . . . . . . . . . . . . . .34
          8.1    Representations, Warranties and Covenants . . . . . . . . . .34
          8.2    Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .34
          8.3    No Governmental Proceeding or Litigation. . . . . . . . . . .34
          8.4    Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .34
          8.5    Certificates. . . . . . . . . . . . . . . . . . . . . . . . .34
          8.6    Corporate Documents . . . . . . . . . . . . . . . . . . . . .35
          8.7    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . .35

                                  TABLE OF CONTENTS
                                     (CONTINUED)

          8.8    Federal Alcohol Administration Act. . . . . . . . . . . . . .35
          8.9    Financing . . . . . . . . . . . . . . . . . . . . . . . . . .35
          8.10   Disclosure Schedules. . . . . . . . . . . . . . . . . . . . .35
          8.11   Balance Sheet and Financial Statements. . . . . . . . . . . .35
          8.12   Employment Agreements . . . . . . . . . . . . . . . . . . . .35
          8.13   Estoppel Certificates . . . . . . . . . . . . . . . . . . . .35
          8.14   Due Diligence . . . . . . . . . . . . . . . . . . . . . . . .36
          8.15   Delivery of Documents . . . . . . . . . . . . . . . . . . . .36
          8.16   FIRPTA Certificates . . . . . . . . . . . . . . . . . . . . .36

ARTICLE IX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36

     COVENANT NOT TO COMPETE . . . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE X. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

     ACTIONS BY SELLERS, THE COMPANY
          AND BUYER AFTER THE CLOSING. . . . . . . . . . . . . . . . . . . . .37
          10.1   Books and Records . . . . . . . . . . . . . . . . . . . . . .37
          10.2   Further Assurances. . . . . . . . . . . . . . . . . . . . . .38
          10.3   Compliance With Legislation Regulating Environmental
                 Quality . . . . . . . . . . . . . . . . . . . . . . . . . . .38

ARTICLE XI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38

     INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
          11.1   Survival of Representations, Etc. . . . . . . . . . . . . . .38
          11.2   Indemnification . . . . . . . . . . . . . . . . . . . . . . .38
          11.3   Indemnification Procedures. . . . . . . . . . . . . . . . . .39
          11.4   No Right of Contribution. . . . . . . . . . . . . . . . . . .41
          11.5   Characterization; Taxes . . . . . . . . . . . . . . . . . . .41

ARTICLE XII. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41

     SECURITIES LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
          12.1   Acquisition for Investment. . . . . . . . . . . . . . . . . .41
          12.2   Legend. . . . . . . . . . . . . . . . . . . . . . . . . . . .41

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                                  TABLE OF CONTENTS
                                     (CONTINUED)

                                                                            PAGE
                                                                            ----


ARTICLE XIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
          13.1   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . .42

ARTICLE XIV. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
          14.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . .42
          14.2   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . .43
          14.3   Notices; Transfer of Funds. . . . . . . . . . . . . . . . . .43
          14.4   Choice of Law . . . . . . . . . . . . . . . . . . . . . . . .45
          14.5   Entire Agreement; Amendments and Waivers. . . . . . . . . . .46
          14.6   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .46
          14.7   Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . .46
          14.8   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .46
          14.9   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .46
          14.10  Publicity . . . . . . . . . . . . . . . . . . . . . . . . . .46
          14.11  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .46
          14.12  Risk of Loss. . . . . . . . . . . . . . . . . . . . . . . . .47
          14.13  Confidential Information. . . . . . . . . . . . . . . . . . .47
          14.14  Liability of Lender Sellers . . . . . . . . . . . . . . . . .48

                               STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement, dated as of April 27, 1995, is entered into by and among Golden State Acquisition Corp., a Delaware corporation ("Buyer"), Golden State Vintners, a California corporation (the "Company") and certain shareholders of the Company (each, a "Seller" and, collectively, "Sellers").

                                       RECITALS

          A. Sellers own no less than 90% of the shares of common stock, no par value, of the Company (the "Common Stock"), and no less than 90% of the shares of preferred stock, no par value, of the Company (the "Preferred Stock", and together with the Common Stock, the "Capital Stock") constituting all of the outstanding Capital Stock of the Company. The Company currently engages in, among other things, (i) growing wine grapes on a long term contract basis, (ii) processing, custom crushing and selling commodity and premium wine made from both North Coast and Central Valley, California grapes, (iii) producing a line of proprietary case goods, and (iv) bottling for unrelated third parties on a contract basis (the foregoing, together with all other business and operations of the Company and any of its subsidiaries or divisions shall hereinafter be collectively referred to as the "Business"). For purposes of this Agreement, "Capital Stock" shall also include certain warrants (which shall be treated as if exercised) held by certain of the Sellers.

          B. Buyer desires to purchase from Sellers, and Sellers desire to transfer to Buyer, all of the Capital Stock subject to the terms and conditions of this Agreement.

                                      AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

          1.1 DEFINED TERMS. As used herein, the terms below shall have the following meanings:

          "ADVERSE EFFECT" shall mean a materially adverse effect on any of the Business, the Sale, the Capital Stock, liabilities, Assets, working capital, earnings, financial condition, operating results, prospects, or employee, customer or supplier relations of the Company, or the ability of the Company or any Seller to perform its respective obligations under the Transaction

Documents or the ability of the Company or any Seller to conduct the Business as presently conducted.

          "AGREEMENT" shall mean this Stock Purchase Agreement, dated as of April 27, 1995, by and among Buyer, Sellers and the Company, as such Agreement may be amended from time to time.

          "BALANCE SHEET" shall mean the audited Consolidated Balance Sheet of the Company as of June 30, 1994 together with the notes thereon and the related unqualified report of Deloitte & Touche, the Company's certified public accountants, previously delivered to Buyer and attached hereto as Schedule 1.1.

          "BALANCE SHEET DATE" shall mean June 30, 1994.

          "BEST OF THE COMPANY'S KNOWLEDGE" shall mean the current actual knowledge of O'Neill, Ronald Foster and Larry Brink, in each case after due inquiry as to the subject matter involved, which inquiry is implicit in the use of the "knowledge" qualifier.

          "BUSINESS" shall have the meaning assigned to such term in Recital A hereof.

          "BUYER'S EXPENSES" shall mean all costs and expenses incurred by Buyer in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated therein.

          "CAPITAL STOCK" shall have the meaning assigned to such term in Recital A hereof.

          "CLOSING" shall have the meaning assigned to such term in Section 3.1.

          "CLOSING DATE" shall mean the close of business on April 27, 1995, or such other date as may be mutually agreed upon in writing by the Parties.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" shall have the meaning assigned to such term in Recital A to this Agreement.

          "COMMON STOCK SUBSCRIPTION AGREEMENT" shall mean that certain Common Stock Subscription Agreement by and among the Buyer, FAC, Ltd., Exeter Equity Partners, L.P., Exeter Venture Lenders, L.P. and SBIC Partners, L.P. attached hereto as Exhibit 1.1(a).

          "CONTRACTS" shall mean any of the agreements, contracts, commitments or other documents described in Section 4A.8 (a)-(l) hereof.

          "CONTROLLED GROUP" shall have the meaning assigned to such term in
Section 4A.19 hereof.

          "DAMAGES" shall have the meaning assigned to such term in section 11.2 hereof.

          "DISCLOSURE SCHEDULE" means a schedule executed and delivered by Sellers to Buyer prior to the date hereof which sets forth exceptions to the representations and warranties contained in Article IVA hereof and certain other information called for by Article IVA hereof and other provisions of this Agreement and which hereby is made a part of this Agreement and incorporated herein by reference, as updated pursuant to Section 8.10.

          "ENCUMBRANCES" shall mean any claim, mortgage, deed of trust, restrictive covenant, reservations, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance of any kind or other rights of third parties, whether or not filed, recorded or otherwise perfected under applicable law, as well as the interest of any vendor, vendee or lessor or lessee under any conditional sale agreement, capital lease or other title retention agreement.

          "ERISA" shall have the meaning assigned to such term in Section 4A.19 hereof.

          "ESCROW AGREEMENT" shall have the meaning assigned to such term in
Section 2.3 hereof.

          "EQUITY INTERESTS" shall mean any capital stock or warrants, options or other rights to acquire capital stock.

          "EXCHANGEABLE PREFERRED STOCK" shall have the meaning assigned to such term in Section 2.2 hereof.

          "FAC" shall mean FAC, Ltd., a Cayman Islands corporation.

          "FACILITIES" shall mean the plants, offices, wine processing and bottling facilities, stores, warehouses, administration buildings, wineries, tracts of land for growing grapes, tasting rooms, hospitality centers and all other Real Estate, and related facilities which are owned or leased by the Company or the Sellers on behalf of the Company.

          "FINANCIAL STATEMENTS" shall mean the audited Consolidated Statements of Income and Consolidated Statements of Stockholder's Equity for the Company for the twelve month period ended as of the Balance Sheet Date together with the notes thereon and the related unqualified report of Deloitte & Touche, the Company's certified public accountants, previously delivered to Buyer and attached hereto as Schedule 1.1.

          "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by the Company or the Sellers on behalf of the

Company and located in, at or upon the Facilities as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date to the Closing Date.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INDEBTEDNESS" shall mean, with respect to any Person, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business and consistent with past practices) and any commitment by which such Person insures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse, (c) obligations under capitalized leases in respect of which such Person is liable, contingent ly or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person insures a creditor against loss, and (d) any unsatisfied obligation of such Person for "withdrawal liability" to a "multiemployer plan," as such terms are defined under ERISA.

          "INVESTMENT" shall mean, with respect to any Person, (a) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or other ownership or beneficial interest (including partnership interests and joint venture interests) of any other Person, and (b) any capital contribution by such Person to any other Person.

          "JUNIOR PREFERRED STOCK EXCHANGE AGREEMENT" shall mean that certain Junior Preferred Stock Exchange Agreement by and among the Company and Sellers, dated the Closing Date.

          "OTHER PLANS" shall have the meaning assigned to such term in Section 4A.19 hereof.

          "O'NEILL" shall mean Jeffrey B. O'Neill.

          "O'NEILL EMPLOYMENT AGREEMENT" shall have the meaning assigned to such term in Section 7.9 hereof.

          "PBGC" shall have the meaning assigned to such term in section 4A.19 hereof.

          "PARTIES" shall mean the Buyer, the Company and each of the Sellers.

          "PERSON" shall mean an individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, government entity or any other entity or organization of any kind whatsoever.

          "PREFERRED STOCK" shall have the meaning assigned to such term in Recital A hereof.

          "REAL ESTATE" shall mean all real property, whether owned or leased, or any interest therein, and all plants, buildings and other improvements located on such owned or leased property, and all easements, licenses, rights of way, permits and all appurtenances to such owned or leased property, including, without limitation, all appurtenant rights in and to public streets, whether or not vacated.

          "REPRESENTATIVE'' shall mean, with respect to any Person, any officer, director, partner, principal, attorney, agent, employee or other authorized representative of such Person.

          "SALE" shall have the meaning assigned to such term in Section 2.1 hereof.

          "SELLERS' EXPENSES" shall mean all costs and expenses incurred by the Sellers in connection with the negotiation, preparation, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby.

          "SUBSIDIARIES" shall mean any Person in which the Company either owns capital stock or is a partner or is in some other manner affiliated through an investment or participation in the equity or voting interests of such Person.

          "TAX" or "TAXES" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security or similar, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including without limitation any interest, penalty, or addition thereto, whether disputed or not.

          "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TRANSACTION DOCUMENTS" shall mean this Agreement and all other agreements, instruments, certificates and other documents to be entered into or delivered by any Person in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

          "TRANSFER TAXES" shall mean any and all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees.

          1.2 OTHER DEFINED TERMS. The following terms shall have the meanings assigned to such terms in the corresponding Sections of this Agreement set forth below:


TERM                                                SECTION
----                                                -------
Action                                              4A.12
Assets                                              4A.6
Buyer's Indemnitees                                 11.2
Closing                                             3.1
Closing Disclosure Schedule                         8.10
Damages                                             11.2
Indemnification Claim Notice                        11.2
Indemnified Party                                   11.3
Indemnifying Party                                  11.3
Interim Financial Statements                        8.11
Personnel                                           4A.5
Proceeding                                          11.2
Purchase Price                                      2.2
Proprietary Rights                                  4A.18
Seller's Indemnitees                                11.2
Survey                                              6.7

                                      ARTICLE II

                          PURCHASE AND SALE OF CAPITAL STOCK

          2.1 TRANSFER OF CAPITAL STOCK. Upon the terms and subject to the conditions contained herein, Sellers will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire on the Closing Date, no less than 90% of the shares of Capital Stock (the "Sale").

          2.2 CONSIDERATION FOR CAPITAL STOCK. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of up to 100% of the shares of Capital Stock, Buyer shall (i) pay a purchase price (the "Purchase Price") of $.104933 per share for an aggregate of up to Twenty Million Eight Hundred Fifty-Two Thousand One-Hundred Eighteen Dollars and Fifty-Six Cents ($20,852,118.56), payable by the delivery to Sellers of immediately available funds and (ii) issue in escrow (in accordance with Section 2.3 hereof) for the benefit of Sellers 523,980 shares of exchangeable 6% junior preferred stock of the Buyer in the aggregate face amount of $2,619,900 (the "Exchangeable Preferred Stock") subject to the terms and conditions of that certain Junior Preferred Stock Exchange Agreement; PROVIDED, HOWEVER, that Buyer shall substitute cash for Exchangeable Preferred Stock with respect to certain Sellers entitled to receive Exchangeable Preferred Stock hereunder in an aggregate face amount less than $47,266 at Closing, and such Sellers shall accept such cash consideration in lieu of the Exchangeable Preferred Stock.

          2.3 ESCROW. At the Closing, Sellers and Buyer will enter into an escrow agreement (the "Escrow Agreement"), relating to certain indemnification obligations of Sellers arising under Article XI of this Agreement.

          2.4 PURCHASE PRICE REDUCTION. The Purchase Price shall be reduced at Closing on a dollar for dollar basis, by the amount of any prepayments or other penalties or fees payable or incurred in connection with the refinancing of the Company's existing Indebtedness.

                                     ARTICLE III

                                       CLOSING

          3.1 CLOSING. The closing of the transactions contemplated herein (the "Closing") shall be held at 10 a.m. New York City time on the Closing Date at the offices of Anderson Kill Olick & Oshinsky, P.C., 1251 Avenue of the Americas, New York, New York, unless the Parties hereto otherwise agree.

          3.2 DOCUMENTS TO BE DELIVERED. To effect the transfer referred to in section 2.1 and the delivery of the consideration described in Section 2.2 hereof, Sellers and Buyer shall, on the Closing Date, deliver the following:

          (a) Sellers shall deliver to Buyer certificate(s) evidencing up to 100% of the shares of Capital Stock, free and clear of any Encumbrances of any nature whatsoever, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank.

          (b) Sellers and Buyer shall each deliver all documents required to be delivered pursuant to Articles VII and VIII hereof.

          (c)    Buyer shall deliver immediately available funds as provided in
Section 2.2.

          (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer. All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

          (e) Buyer shall deliver to an escrow account pursuant to the Escrow Agreement certificates in Sellers' names evidencing the Exchangeable Preferred Stock, free and clear of any Encumbrances (except with respect to the indemnification obligations of Sellers set forth herein) of any nature whatsoever.

                                     ARTICLE IVA

                      REPRESENTATIONS AND WARRANTIES OF SELLERS
                                   AND THE COMPANY

          Except as otherwise set forth in the Disclosure Schedule, each of the Sellers and the Company hereby represent and warrant to Buyer as follows:

          4A.1   ORGANIZATION OF SELLERS.  Each Seller, which is not an
individual, is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Sellers own of record and beneficially all of the outstanding Capital Stock of the Company free and clear of all Encumbrances.

          4A.2   ORGANIZATION OF THE COMPANY.  The Company is duly organized, validly existing and in good standing under the laws of the State of California, has full corporate power and authority to conduct its Business as it is presently being conducted and as proposed to be conducted and to own and lease its properties and Assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary or required under applicable law as a result of the conduct of the Business or the ownership of its Assets or properties and the failure to so qualify would have an Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign corporation is listed on the Disclosure Schedule. The Company has authorized 500,000,000 shares of Common Stock, no par value, 4,187,515 shares of which are issued and outstanding and 300,000,000 shares of Preferred Stock, no par value, 149,636,004 shares of which are outstanding. The Capital Stock constitutes all of the Equity Interests of the Company, and all of the Company's outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable.

          4A.3   AUTHORIZATION.  Each Seller has all necessary corporate or other power and authority, as the case may be, to enter into the Transaction Documents and has taken all corporate or other action necessary to consummate the transactions contemplated thereby and to perform its respective obligations thereunder. The Company has all necessary corporate power and authority to enter into the Transaction Documents and has taken all corporate action necessary to consummate the transactions contemplated thereby and to perform its obligations thereunder. As of the Closing Date, each of the Transaction Documents has been duly executed and delivered by each Seller and the Company and each Transaction Document shall be a legal, valid and binding obligation of each Seller and the Company enforceable against each Seller and the Company in accordance with its respective terms.

          4A.4   SUBSIDIARIES.  The Disclosure Schedule sets forth a complete and accurate list of all of the Subsidiaries, all of which are, directly or indirectly, wholly-owned by the Company. All references herein to the Company, unless the context indicates otherwise, shall be deemed to mean the Company and its Subsidiaries. The Disclosure Schedule also contains the jurisdiction of incorporation of each of the Subsidiaries, each jurisdiction in which such Subsidiary is qualified to do business and the number of shares of such Subsidiary outstanding. The outstanding shares of such Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and were issued pursuant to, and within the limitations contained in, appropriate and effective permits and consents of each governmental authority from whom any permit or consent was required by law, and the outstanding shares owned by the Company are owned free and clear of any Encumbrances. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any securities of any of the Subsidiaries. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the jurisdiction of its incorporation, with full corporate power to own its assets and properties and to conduct the Business as now being conducted and as proposed to be conducted and is duly qualified and in good standing to transact business in each jurisdiction (listed in the Disclosure Schedule) where, by virtue of its business carried on or properties or assets owned, it is required to be so qualified.

          4A.5   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the Balance Sheet
Date, with respect to the Company there has not been any:

          (a) significant change in the Company's condition (financial or otherwise), Assets, liabilities, working capital, reserves, earnings, Business or prospects, in each case, outside the ordinary course of business and consistent with past practices;

          (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable by the Company to any of its officers, employees or agents (collectively, "Personnel") whose total compensation for services rendered to the Company is currently at an annual rate of more than $75,000,
(ii) any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel, (iii) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company for any Personnel except pursuant to the existing plans and arrangements described in the Disclosure Schedule or (iv) any new employment agreement to which the Company is a party;

          (c) addition to or modification of the employee benefit plans, arrangements or practices described in the Disclosure Schedule affecting Personnel other than (i) contributions made for 1994 in accordance with the normal practices of the Company or (ii) the extension of coverage to other Personnel who became eligible after the Balance Sheet Date;

          (d) sale, assignment or transfer of any of the Assets, other than in the ordinary course of business and consistent with past practices;

          (e) cancellation of any Indebtedness owed to the Company or waiver of any rights of substantial value to the Company, whether or not in the ordinary course of business;

          (f) amendment, cancellation or termination of any Contract, license or other instrument material to the assets, sales, Business, prospects, earnings or condition (financial or otherwise) of the Company;

          (g) capital expenditure or execution of any lease or incurring of liability therefor by the Company not in the ordinary course of business;

          (h) failure to repay any obligation of the Company other than those obligations disputed by the Company in good faith, which disputed obligations have been listed on the Disclosure Schedule;

          (i) failure to operate the Business in the ordinary course and consistent with past practices and to preserve the Business intact, use its commercially reasonable efforts to keep available to Buyer the services of substantially all of the Personnel in a manner consistent with past practices, or to preserve for Buyer the goodwill of the Company's suppliers, customers and others having business relations with it;

          (j) change in accounting methods or practices by the Company affecting its assets, earnings, reserves, working capital, prospects, liabilities or Business;

          (k) revaluation by the Company of any of its Assets or properties, including without limitation, writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practices;

          (l) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Facilities, properties, assets, Business, condition (financial or otherwise) or prospects of the Company in an amount greater than $25,000;

          (m) mortgage, pledge or other Encumbrance of any Assets or properties of the Company other than in the ordinary course of business and consistent with past practices;

          (n) declaration, setting aside or payment of dividends or distributions in respect of any Capital Stock or any redemption, purchase or other acquisition of any Capital Stock;

          (o) issuance by the Company of, or commitment of the Company to issue, any shares of stock or other equity securities or obligations or securities convertible into or exchangeable for shares of Capital Stock;

          (p) Indebtedness incurred by the Company for borrowed money or any commitment to borrow money entered into by the Company, or any loans made or agreed to be made by the Company except in the ordinary course of business and consistent with past practices.

          (q) liabilities incurred not in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

          (r) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

          (s) activity which has resulted or may, to the Best of the Company's Knowledge with respect to activities of third parties only, result with the passage of time or the giving of notice or otherwise, result in the acceleration or delay of the collection of its accounts or notes receivable or any delay in the payment of its accounts payable, in each case as compared with its custom and practice in the conduct of the Business immediately prior to the Balance Sheet Date;

          (t) loan or advance of any of the Company's funds or other property to, or guarantee for the benefit of, or any Investment of any of its funds or other property in, any other Person;

          (u) receipt of any written notice by the Company or to the Best of the Company's Knowledge any indication, whether in writing or otherwise (i) from any of its suppliers to the effect that such supplier may stop, or decrease the rate of, supplying products or services to the Company; (ii) from any of its customers to the effect that such customer may stop, or decrease the rate of, buying products or services from the Company; or (iii) with respect to any of its significant suppliers or customers to the effect that any of such suppliers or customers have or are reasonably likely to experience an event or condition which may have an Adverse Effect on such suppliers or customers;

          (v) other event or condition of any character outside the ordinary course of business, which, in any one case or in the aggregate, has resulted in an Adverse Effect or any event or condition known to the Company or any of the Sellers which could, in any one case or in the aggregate, result in an Adverse Effect;

          (w) agreement by the Company or, to the Best of the Company's, Knowledge, by any of its Representatives to do any of the foregoing.

          4A.6   TITLE TO ASSETS, ETC.

          (a) Except as set forth on the Disclosure Schedule, the Company has good and marketable fee simple (where applicable) title to, or valid leasehold interest in, all the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date (the "Assets").

          (b)    None of the Assets are subject to any Encumbrances.

          (c) The Assets constitute all of the assets and rights which are necessary for the conduct of the Business as currently conducted. The Company has performed all the obligations required to be performed by it with respect to all Assets leased by it through the date hereof.

          (d) The Company enjoys exclusive possession of all Facilities owned or leased by it, and such Facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business.

          (e) There are no pending or to the Best of the Company's Knowledge, threatened condemnation proceedings relating to any of the Facilities.

          (f) The real property improvements (including leasehold improvements), equipment and other tangible assets owned or used by the Company at the Facilities are, to the Best of the Company's Knowledge, structurally sound with no defects. None of said improvements, equipment and other assets is subject to any commitment or other arrangement for their sale or use by any affiliate of the Company or third parties.

          4A.7   CONDITION OF TANGIBLE ASSETS.  The Facilities and Fixtures and
Equipment are to the Best of the Company's Knowledge in good operating condition and repair and are in substantial compliance with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect.

          4A.8   CONTRACTS AND COMMITMENTS.  Except as set forth on the
Disclosure Schedule, the Company is not a party to any written or oral:

          (a) commitment, contract, note, loan, evidence of Indebtedness, purchase order or letter of credit involving any obligation or liability on the part of the Company of more than $75,000 and not cancelable (without liability) within 60 days;

          (b) lease of real property (the Disclosure Schedule indicates with respect to each lease listed on the Disclosure Schedule the term, annual rent, renewal options, approximate number of square feet leased);

          (c) lease of personal property involving any annual expense in excess of $25,000 and not cancelable (without liability) within 60 days (the Disclosure Schedule indicates with respect to each lease listed on the Disclosure Schedule a general description of the leased items, term, annual rent and renewal options);

          (d) governmental or regulatory licenses or permits required to conduct the Business as presently conducted and as proposed to be conducted;

          (e) contracts or agreements containing covenants limiting the freedom of the Company to engage in any line of business or compete with any Person;

          (f) employment contracts, including without limitation, contracts to employ executive officers and other contracts with officers or directors of the Company, and contracts with independent contractors on a full-time, part-time, consulting or other basis;

          (g) pension, profit sharing, stock option, stock appreciation, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit, welfare or stock plan or arrangement, or any contract with any labor union or any severance agreement;

          (h) contract pursuant to which it has advanced or loaned funds or made any Investments of its funds or other property or Assets, or agreed to advance or loan funds to any other Person or to do any of the foregoing other than advances to growers in the ordinary course of business;

          (i) contract or indenture relating to the mortgaging, pledging, or otherwise placing an Encumbrance on any Assets (other than any Encumbrance which will be extinguished prior to the Closing Date);

          (j) assignment, license, indemnification or other contract with respect to any intangible property (including any Proprietary Right);

          (k) independent or service representative or distributorship agreement; or

          (l) contracts or financial commitments of more than $50,000 and not cancelable (without liability) within sixty days not otherwise described above or listed in the Disclosure Schedule (including without limitation purchase orders, franchise agreements and undertakings or commitments to any governmental or regulatory authority) relating to the Business or otherwise affecting the Business not in the ordinary course of business;

          The Company has performed all obligations required to be performed by it under each Contract and it is not (and, to the Best of the Company's Knowledge, no other party is) in breach or violation of, or default under any of the Contracts or other instruments, obligations, evidences of Indebtedness or commitments described in (a)-(l) above. To the Best of the Company's Knowledge, no event has occurred which, with the passage of time or the giving of notice (or both), would result in a default, breach or event of noncompliance under any obligation of the Company pursuant to any Contract. The Company does not have a present expectation or intention of not fully performing any obligation pursuant to any Contract. Each Contract described on the Disclosure Schedule is, to the Best of the Company's Knowledge, legal, valid, binding and enforceable in accordance with its terms.

          With respect to each Contract which is a lease of personal property, the Company holds a valid and existing leasehold interest under such lease for the term set forth with respect to such lease an the Disclosure Schedule.

          4A.9   NO CONFLICT OR VIOLATION.  Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of any Seller, which is not an individual, or the Company, (b) a breach of, or a default under, any term or provision of any Contract, agreement, Indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which any Seller or the Company is a party or by which any of the Assets are bound, (c) a violation by Sellers or the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, or (d) an imposition of any Encumbrance, restriction or charge on the Business, the Company or on any of the Assets.

          4A.10 CONSENTS AND APPROVALS. Except as set forth on the Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by Sellers or the Company in connection with the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby.

          4A.11 FINANCIAL STATEMENTS. Sellers have heretofore delivered to Buyer the Balance Sheet and Financial Statements. Except as otherwise set forth therein, the Financial Statements are complete, are in accordance with the books and records of the Company, accurately reflect the assets, liabilities and financial condition and results of operations indicated thereby in accordance with generally accepted accounting principles consistently applied, and contain and reflect all necessary adjustments for a fair representation of the Financial Statements as of the dates and for the periods covered thereby.

          4A.12 LITIGATION. Except as set forth on the Disclosure Schedule, there is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for Personnel), arbitral action or investigation (collectively, "Actions") pending or anticipated by the Company or, to the Best of the Company's Knowledge, threatened against, relating to or affecting (i) the Company, (ii) any benefit plan for Personnel or any fiduciary or administrator thereof or
(iii) the transactions contemplated by the Transaction documents. The Company is not in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company or the Business. Management of the Company believes there is not a reasonable likelihood of an adverse determination of any pending Actions which could, individually or in the aggregate, result in an Adverse Effect.

          4A.13  LABOR MATTERS.  Except as set forth on the Disclosure
Schedule, the Company is not a party to any labor agreement with respect to its employees with any labor organization, group or association. To the Best of the Company's Knowledge since January 1, 1990, the Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. The Company is in substantial compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company's activities, and the Company has no knowledge of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or threatened against the Company nor is any grievance currently being asserted; and since January 1, 1990, the Company has not experienced a work stoppage or other labor difficulty.

          4A.14 LIABILITIES. To the Best of the Company's Knowledge, the Company has no liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities which are reflected and adequately reserved against on the Balance Sheet, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date, and
(iii) liabilities arising under Contracts, letters of credit, purchase orders, licenses, permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule or which are of the type described in Section 4A.8 but which, because of the dollar amount or other qualifications, are not required to be listed in the Disclosure Schedule.

          4A.15 COMPLIANCE WITH LAW. The Company and the conduct of the Business are in substantial compliance with all applicable laws, statutes, rules, ordinances and regulations, whether federal, state or local. The Company has not received any written notice to the effect that, or to the Best of the Company's Knowledge, otherwise been advised that, it is not in compliance with any of such statutes, rules, regulations, orders, ordinances or other laws, and the Company has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such laws, statutes, rules, ordinances and regulations.

          4A.16 NO BROKERS. Except for that certain fee to be paid by Buyer to Lazard Freres & Co. as set forth in the Disclosure Schedule, neither the Company nor any affiliate of the Company has entered into or will enter into any Contract, agreement, arrangement or understanding with any Person which will result in the obligation of Buyer to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated by the Transaction Documents.

          4A.17  NO OTHER AGREEMENTS TO SELL THE ASSETS OR THE COMPANY.
Neither any of the Sellers nor the Company have any legal obligation, absolute or contingent, to any other Person to sell the Assets, to sell any Capital Stock or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

          4A.18 PROPRIETARY RIGHTS. All of the Company's (i) registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations, (ii) patents and copyrights and all pending applications therefor, and (iii) other trademarks and other marks, trade names and other trade rights and all other trade secrets, designs, plans, specifications and other proprietary rights, whether or not registered, (collectively, "Proprietary Rights") are listed in the Disclosure Schedule. The Proprietary Rights listed in the Disclosure Schedule are all those used in the Business as presently conducted and as proposed to be conducted. No Person has a right to receive a royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by the Company, and no Person otherwise has a right to receive a royalty or similar payment in respect of any such Proprietary Rights. The Company has no licenses granted by or to it or no other agreements to which it is a party, relating in whole or in part to any of the Proprietary Rights. The Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights, and no proceedings have been instituted against or notices received by the Company that are presently outstanding alleging that the Company's use of its Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. To the Best of the Company's Knowledge, the Proprietary Rights have not been infringed or misappropriated by any other Person.

          Except as set forth on the Disclosure Schedule, the Company owns and possesses all right, title and interest in and to (or as indicated on the Disclosure Schedule, has the right to use pursuant to a valid and enforceable license) all Proprietary Rights, in each case free and clear of all Encumbrances, and to the Best of the Company's Knowledge, the Company has taken all necessary actions to maintain and protect the Proprietary Rights which it owns or uses. The consummation of the transactions contemplated by the Transaction Documents will not have an adverse effect on any Proprietary Right.

          4A.19  EMPLOYEE BENEFIT PLANS

          (i) MULTIEMPLOYER PLANS. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in
Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

          (ii) RETIREE WELFARE PLANS. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the Code or as required under applicable state law).

          (iii) DEFINED BENEFIT PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (iv) DEFINED CONTRIBUTION PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

          (v) OTHER PLANS. Except as set forth in the Disclosure Schedule, the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to herein as the "Other Plans."

          (vi) PAYMENTS AND ACCRUALS. With respect to the "defined contribution plan" (as defined in Section 3(34) of ERISA) if any and the Other Plans (the "PLANS"), all required payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued as of the Balance Sheet Date. None of the plans has any material unfunded liabilities which are not reflected on the Balance Sheet.

          (vii) COMPLIANCE. The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan which is intended to be qualified under Section 401(a) of the Code (i) has been amended to reflect all requirements of the Tax Reform Act of 1986 ("TRA 86") and all subsequent legislation which is required to be adopted prior to the end of the TRA 86 remedial amendment period and (ii) has received from the Internal Revenue Service a favorable determination letter which considers the terms of the Plan as amended for such tax law changes. Neither the Company nor any trustee or administrator of the Plans has engaged in any transaction with respect to the Plans which could subject the Company or to the Best of the Company's Knowledge, any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. To the Best of the Company's Knowledge no actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

          (viii) CONTROLLED GROUP. Neither the Company nor the Sellers incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC"), the Internal Revenue Service, any multiemployer plan or otherwise with respect to any Plan or with respect to any employee pension benefit plan currently or previously maintained by members of the controlled group of companies (as determined in Sections 414(b) and (c) of the Code (the "CONTROLLED GROUP")) which includes the Company and that has not been satisfied in full, and to the Best of the Company's Knowledge, no condition exists that presents a risk to the Company or any member of the Controlled Group of incurring such a liability for premiums due to the PBGC.

          (ix) CORRECT COPIES. The Sellers have provided the Buyer with true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans.

          4A.20 TRANSACTIONS WITH CERTAIN PERSONS. Neither any officer, director or employee of Sellers or the Company nor any member of any such person's immediate family is presently a Party to any transaction with the Company relating to the Business, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or
(iii) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

          4A.21  TAX MATTERS.  Except as set forth in the attached Disclosure
Schedule:

          (i) the Company has filed all Tax Returns which are required to be filed with respect to all periods ending at or prior to the Closing Date and each such Tax Return is, to the Best of the Company's Knowledge, correct and complete, the Company has paid all Taxes (whether or not shown) due and owing by it as of the Closing Date (whether or not shown on any Tax Return) and has withheld and paid over all Taxes which it is obligated to withhold from amounts paid or owing to any employee, independent contractor, shareholder, creditor or other third party;

          (ii) no Tax audits are pending or being conducted with respect to the Company;

          (iii) no information related to Tax matters has been requested by any Taxing authority, and the Company has not received notice indicating an intent to open an audit or other review from any Taxing authority and neither the Company nor any officer or director thereof expects or has reason to expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed;

          (iv) the Company has no knowledge of any asserted claim (whether in writing or otherwise) by any Taxing authority concerning the Company's liability for Taxes;

          (v) no claim has ever been made by any jurisdiction in which the Company does not file Tax Returns to the effect that the Company is or may be subject to any Tax imposed by that jurisdiction;

          (vi) the Company has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to any Tax assessment or deficiency;

          (vii) the Company is not a party to any agreement that could obligate it to make any payments that would not be deductible pursuant to
     Section 28OG of the Code and the Company has not filed a consent pursuant to section 341(f) of the Code;

          (viii) the Company has delivered to Buyer correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company.

          (ix) the Company is not a party to any Tax sharing or allocation agreement, and has no liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (x) the unpaid Taxes of the Company do not exceed, as of the Balance Sheet Date, the reserve for Tax liabilities set forth on the Balance Sheet and such unpaid taxes, as of the Closing Date, do not exceed that reserve adjusted to take account of the passage of time through the Closing Date in accordance with the Company's past custom and practice in computing its Taxes and filing Tax Returns.

          4A.22 SEVERANCE ARRANGEMENTS. The Company has not entered into any written, or to the Best of the Company's Knowledge, oral severance or similar arrangement in respect of any present or former Personnel that will result in any obligation (absolute or contingent) of Buyer or the Company to make any payment in excess of $30,000 to any present or former Personnel following termination of employment.

          4A.23 INSURANCE. The Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, casualty, liability, title, worker's compensation, dram shop, liquor liability, earthquake, and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company on its Business, Facilities, property, Assets or Personnel. All of such policies are sufficient for compliance with all requirements of law and of all Contracts to which the Company is a party. The Company is not in default under any of such policies or binders, and the Company has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion nor, to the Best of the Company's Knowledge, have any facts or events occurred which necessitate the giving of notice or filing of a claim with respect to any such policy. To the Best of the Company's Knowledge, there are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders. Such policies and binders are in full force and effect on the date hereof, and the Company shall use its best efforts to keep such policies and binders in full force and effect through the Closing Date.

          4A.24 ACCOUNTS RECEIVABLE. The accounts receivable reflected in the Balance Sheet, and all accounts receivable arising since the Balance Sheet Date, represent bona fide claims against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in substantial compliance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of set off and are fully collectible in the ordinary course of business without cost to the Company in collection efforts therefor except, in the case of accounts receivable shown on the Balance Sheet, to the extent of the appropriate reserves set forth on the Balance Sheet, and, in the case of accounts receivable arising since the Balance Sheet Date, to a reasonable allowance for bad debts which does not, to the Best of the Company's Knowledge, reflect a rate of bad debts more than that reflected by the reserve for bad debts on the Balance Sheet.

          4A.25 INVENTORIES. The values at which inventories are shown on the Balance Sheet have been determined in accordance with the normal valuation policy of the Company, consistently applied and in accordance with generally accepted accounting principles. The inventories (and items of inventory acquired or manufactured subsequent to the Balance Sheet Date) consist only of items of quality and quantity commercially usable and salable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided, and the present quantities of all inventories are reasonable in the present circumstances of the Business.

          4A.26 PURCHASE COMMITMENTS AND OUTSTANDING BIDS. As of the date of this Agreement, the aggregate of all accepted and unfulfilled orders for the sale of merchandise entered into by the Company does not exceed the amount set forth on the Disclosure Schedule, and the aggregate of all Contracts or commitments for the purchase of supplies by it does not exceed the amount set forth on the Disclosure Schedule, all of which orders, Contracts and commitments were made in the ordinary course of business and consistent with past practices. As of the date of this Agreement, there are no claims against the Company to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable, in either such case, in excess of the amount set forth on the Disclosure Schedule. To the Best of the Company's Knowledge, no outstanding purchase or outstanding lease commitment of the Company presently is in excess of the normal, ordinary and usual requirements of its Business or was made at any price in excess of the now current market price or contains terms and conditions more onerous than those usual and customary in the Business. There is no outstanding bid, proposal, Contract or unfilled order of the Company which will or could, if accepted, have an Adverse Effect.

          4A.27 PAYMENTS. The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the Business which Sellers or the Company knows, should know or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          4A.28 CUSTOMERS AND SUPPLIERS. The Disclosure Schedule contains a complete and accurate list of (i) the ten (10) largest customers of the Company in terms of sales during the Company's last fiscal year, showing the approximate total sales by the Company to each such customer during such fiscal year; (ii) the ten (10) largest suppliers of the Company in terms of purchases during the Company's last fiscal year, showing the approximate total purchases by the Company from each such supplier during such fiscal year. Since the Balance Sheet Date, there has been no adverse change in the business relationship of the Company with any of such ten largest customers or suppliers referred to in clauses (i) and (ii) above.

          4A.29 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY. There are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held on, under or about any of the Facilities by the Company or, to the Best of the Company's Knowledge, by any other party. The Facilities have been maintained in substantial compliance with all federal, state, local and foreign environmental protection, occupational, health and safety or similar laws, statutes, ordinances, restrictions, licenses and local environmental protection, occupational, health and safety or similar laws, statutes, ordinances, restrictions, licenses and regulations, including those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, and also including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), Resource Conservation Recovery Act (42 U.S.C.
Section 6901 ET SEQ.), Safe Drinking Water Act (21 U.S.C. Sections 349, 42 U.S.C. Sections 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), California Health & Safety Code (Section 25100 ET SEQ., Section 39000 ET SEQ.), and California Water Code (Section 13000 ET SEQ.). The Company has not received any written notice, report or other information to the effect that, or to the Best of the Company's Knowledge, otherwise been advised regarding any liabilities or potential liabilities it may have (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under any environmental, health or safety requirement.

          4A.30  REAL ESTATE.

          (a) OWNED PROPERTIES. The Disclosure Schedule lists and describes briefly all Real Estate that the Company owns. Except as otherwise described on the Disclosure Schedule or in the title reports or summaries and surveys provided to Buyer by Sellers or pursuant to Section 6.7, with respect to each such parcel (including the improvements thereon) of owned Real Estate:

          (i) the Company owns such parcel in fee simple and such parcel is free and clear of any Encumbrance;

          (ii) there are no pending or, to the Best of the Company's Knowledge, threatened condemnation proceedings, lawsuits, violations of applicable law or administrative actions relating to such parcel or other matters affecting adversely the current use, occupancy, or value of such parcel;

          (iii) such parcel does not serve any adjoining property for any purpose to the Best of the Company's Knowledge, inconsistent with the current use of the land by the Company, and the property is not located within any flood plain or subject to any similar type of restriction for which any permits or licenses necessary to the use thereof have not been obtained;

          (iv) there are no leases, subleases, licenses, concessions, or other agreements, written or, to the Best of the Company's Knowledge, oral, granting to any Person the right of use or occupancy of any portion of such parcel;

          (v) there are no outstanding options or rights of first refusal to purchase or lease such parcel, or any portion thereof or interest therein;

          (vi)   no Person is in possession of such parcel;

          (vii) the Company is not restricted in any adverse way in the current use of its water rights, water supply or mineral rights, and such water rights and supply are sufficient for the current operation of the Business;

          (viii) the buildings, improvements and other property thereon have received all approvals of governmental authorities (including certificates of occupancy, permits and licenses) required in connection with the Business and have been operated and maintained in compliance with all applicable legal requirements; and

          (ix) the buildings, improvements and other property thereon are supplied with utilities and other services reasonably necessary for the current operation of the Business with respect thereto (including any necessary gas, electricity, water (including without limitation, the use and right to a water supply sufficient for the current operation of the Business), irrigation, sanitary and storm sewer service).

          (b) LEASED PROPERTIES. The Disclosure Schedule lists and describes briefly all Real Estate that is used or occupied, but not owned, by the Company (with respect to the Business) and the leases, subleases and agreements by which such Real Estate is used and occupied. Except as otherwise described on such Disclosure Schedule, with respect to each such parcel of leased Real Property:

          (i) the leases and subleases described on the Disclosure Schedule constitute all of the leases, subleases and agreements under which the Company holds any interest (other than a fee interest) in any Real Estate;

          (ii) each such lease, sublease or agreement is legal, valid, binding, enforceable and in full force and effect, is fully assignable to the Buyer without obtaining any required consent or approval from any Person, and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms after the Closing other than by reason of a change of law and except as such unenforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally;

          (iii) the Company and, to its knowledge, any other party to any such lease, sublease or agreement is not in breach or default thereof, and to the Best of the Company's Knowledge, no condition or circumstance exists or is threatened which, with notice or the lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration thereof or thereunder;

          (iv) no party to any such lease, sublease or agreement has repudiated any provision thereof;

          (v) there are no disputes, oral agreements or forbearance programs in effect with respect to the Company or, to the Best of the Company's Knowledge, with respect to any third party, in either case, as to any such lease, sublease or agreement;

          (vi) no such lease, sublease or agreement has been modified in any material respect, except to the extent disclosed in the Disclosure Schedule;

          (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold or sub-leasehold;

          (viii) the portions of buildings, improvements and other property thereon leased by the Company have received all approvals of governmental authorities (including certificates of occupancy, permits and licenses) required in connection with the Business as presently conducted and have been operated and maintained in compliance with all applicable legal requirements;

          (ix) the portions of buildings, improvements and other property thereon leased by the Company are supplied with utilities and other services reasonably necessary for the Business as presently conducted with respect thereto (including any necessary gas, electricity, water (including without limitation, the use and right to a water supply sufficient for the Business), irrigation, sanitary and storm sewer service);

          (x) there are no pending or, to the Best of the Company's Knowledge, threatened condemnation proceedings, or administrative actions relating thereto or other matters affecting adversely the Company's current use, occupancy, or value of such parcel;

          (xi) as to each parcel, the land and improvements thereon does not serve any adjoining property for any purpose to the Best of the Company's Knowledge, inconsistent with the current use of such land by the Company, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; and

          (xii) other than documents described on the Disclosure Schedule, there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of such parcel which the Company is entitled to occupy, and no Person (other than the Company) is in possession of any such portion of any such parcel.

          4A.31 MISSTATEMENTS OR OMISSIONS. No representations or warranties by any of Sellers or the Company in this Agreement, the Transaction Documents or any exhibit, certificate or schedule furnished to Buyer pursuant hereto and thereto, contains or will contain any untrue statement of fact, or omits or will omit to state any fact necessary to make the statements or facts contained therein not misleading. Sellers and the Company have disclosed all material events, conditions and facts affecting the Business, assets, properties, Facilities, earnings, prospects and condition (financial or otherwise) of the Company as of the Closing Date.

          4A.32  PURCHASE ARRANGEMENTS.  Except for O'Neill, none of the
Sellers possesses any specific knowledge of or information relating to the terms of any supply or purchase arrangement, contract or similar commitment which the Company has, at any time, entered or considered entering into with any customer or supplier.

                                     ARTICLE IVB

                 REPRESENTATIONS AND WARRANTIES OF THE LENDER SELLERS

          Each of the parties listed on Schedule 14.14A hereto (collectively, the "Lender Sellers") hereby represents and warrants to the Buyer as follows:

          4B.1   ORGANIZATION OF SUCH LENDER SELLER.  Such Lender Seller, to
the extent that it is not an individual, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Lender Seller owns of record the Capital Stock of the Company identified opposite its name on Exhibit 14.14(A) free and clear of all Encumbrances.

          4B.2   AUTHORIZATION.  Such Lender Seller has all necessary corporate or other power and authority, as the case may be, to enter into the Transaction Documents to which it is a party and has taken all corporate or other action necessary to consummate the transactions contemplated thereby and to perform its respective obligations thereunder. As of the Closing Date, each of the Transaction Documents to which such Lender Seller is a party has been duly executed and delivered by each such Lender Seller and each such Transaction Document to which Lender Seller is a party shall be a legal, valid and binding obligation of such Lender Seller in accordance with its respective terms.

          4B.3   NO CONFLICT OR VIOLATION.  Neither the execution and delivery of the Transaction Documents to which such Lender Seller is a party nor the consummation of the transactions contemplated thereby will result in (a) if such Lender Seller is a corporation, a violation of or a conflict with any provision of such Lender Seller's certificate of incorporation, articles of incorporation or bylaws, (b) a breach of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, Encumbrance, commitment, license, franchise, permit, authorization or concession to which such Lender Seller is a party or (c) a violation by such Lender Seller of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award binding on such Lender Seller.

          4B.4   CONSENTS AND APPROVALS.  Except as set forth on the Disclosure
Schedule, no consent, approval, authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by such Lender Seller in connection with the execution, delivery or performance by such Lender Seller of the Transaction Documents to which such Lender Seller is a party.

          4B.5   NO OTHER AGREEMENTS TO SELL THE COMPANY.  Such Lender Seller
has no legal obligation, absolute or contingent, to any other Person, to sell any Capital Stock or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto.

          4B.6   TRANSACTIONS WITH CERTAIN PERSONS.  No officer, director or employee of such Lender Seller nor any Member of any such Person's immediate family is presently a Party to any transaction with the Company relating to the Business, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as officers, directors or employees of the Company) any such Person or corporation, partnership, trust or other entity in which any such Person has a substantial interest as a shareholder, officer, director, trustee or partner.

          4B.7   MISSTATEMENTS OR OMISSIONS.  No representations or warranties by such Lender Seller in the Transaction Documents or any exhibit, certificate or schedule furnished by such Lender Seller to Buyer pursuant thereto, contains or will contain any untrue statement of fact, or omits or will omit to state any fact necessary to make the statements or facts contained therein not misleading.

          4B.8   PURCHASE ARRANGEMENTS.  Other than with respect to those
certain Gallo contracts as described Schedule 4B.8 hereto, such Lender Seller possesses no specific knowledge of or information relating to the terms of any supply or purchase arrangement, contract or similar commitment which the Company has, at any time, entered or considered entering into with any customer or supplier.

                                      ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:

          5.1 ORGANIZATION OF BUYER. Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties.

          5.2 AUTHORIZATION. Buyer has all necessary corporate authority to enter into the Transaction Documents and has taken all necessary corporate action to consummate the transactions contemplated thereby and to perform its obligations thereunder. Each of the Transaction Documents has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms.

          5.3 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby other than the filings required under the HSR Act, if any.

          5.4 NO BROKERS. Except with respect to that certain fee payable by Buyer to Lazard Freres & Co. and as otherwise set forth on the Disclosure Schedule, neither Buyer nor any affiliate of Buyer has entered into or will enter into any agreement, arrangement or understanding with any Person which will result in the obligation of Sellers to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

          5.5 NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or bylaws of Buyer, (b) a breach of, or a default under, any term or provision of any contract, agreement, Indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Buyer is a party or (c) a violation by Buyer of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award.

                                      ARTICLE VI

                         ACTIONS BY SELLERS, THE COMPANY AND
                              BUYER PRIOR TO THE CLOSING

          Sellers, the Company and Buyer, unless otherwise stated, covenant as follows for the period from the date hereof through the Closing Date:

          6.1 MAINTENANCE OF BUSINESS. The Company shall diligently carry on the Business in the ordinary course consistent with past practice.

          6.2 CERTAIN PROHIBITED TRANSACTIONS. The Company shall not without the prior written approval of Buyer:

          (a) incur any Indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other Person, or make any loans or advances to any Person except in the ordinary course of business and consistent with past practice;

          (b) issue any shares of its Capital Stock or any other Equity Interests or any other securities;

          (c) pay or incur any obligation to pay any dividend on its Capital Stock or make or incur any obligation to make any distribution or redemption with respect to its Capital Stock;

          (d)    make any change to its Certificate of Incorporation or bylaws;

          (e) mortgage, pledge or otherwise encumber any of its properties or assets or sell, transfer or otherwise dispose of any of its properties or assets or cancel, release or assign any Indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

          (f) make any Investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person, except in the ordinary course of business and consistent with past practice;

          (g) enter into or terminate any contract or agreement, or make any material change in any of its leases and Contracts, other than in the ordinary course of business and consistent with past practice;

          (h) increase compensation payable to senior management employees and any other employees or make any discretionary bonuses or promise to do any of the foregoing, in any such case, outside of the ordinary course of business;

          (i) enter into any transaction with any Person on terms other than those which are on an arms-length basis;

          (j) make any payments or engage in transactions with related or affiliated Parties in each case other than in the ordinary course of business and consistent with past practice; or

          (k) do any other act which would cause any representation or warranty of Sellers or the Company in this Agreement to be or become untrue.

          6.3 INVESTIGATION BY BUYER. The obligations of the Parties shall be contingent upon Buyer's completion of a business, environmental, financial and legal investigation of the Company with the results being satisfactory to Buyer in its sole and absolute discretion. Sellers and the Company shall allow Buyer through Buyer's Representatives, to make such investigation of the Business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as Buyer deems necessary or advisable to familiarize itself with such Business, properties, books, records, condition and other matters, and to verify the representations and warranties of Sellers and the Company hereunder.

          Upon reasonable prior notice, Sellers and the Company shall afford Buyer and authorized representatives of the Buyer reasonable access, at reasonable times during business hours, to the Facilities for the purposes of satisfying Buyer with respect to the representations, warranties and covenant of Seller and the Company contained herein and the conditions precedent to the Closing. In performing its examinations and inspections of the Facilities, Buyer shall use reasonable efforts to minimize any interference with Seller's use of the Facilities.

Buyer shall not conduct or allow any physically intrusive testing of, on or under the Facilities without first obtaining Seller's written consent, which shall not be unreasonably withheld or delayed, as to the timing and scope of the work to be performed and, upon the request of the Seller, entering into an access agreement in form and substance acceptable to Seller.

          Subject to the provisions and limitations set forth in Article 11 hereof, Buyer shall indemnify, defend and hold Sellers and Company harmless from and against all losses, costs, damages, actions, liabilities and expenses arising from or in any way related to the gross negligence or willful misconduct of Buyer or Buyer's Representatives in connection with such parties' entry upon, inspection of or investigation of the Facilities or breach of this Section 6.3. All environmental testing and inspections shall be at Buyer's sole cost and expense, and Buyer agrees to keep the results of such testing and inspections confidential, except to the extent that disclosure is required by law or legal process (in which case, Buyer will notify Sellers and the Company prior to making any such disclosure); provided, however, that such confidentiality obligation shall terminate upon Closing.

          6.4 CONSENTS AND BEST EFFORTS. Promptly after execution and delivery of this Agreement, Buyer, Sellers and the Company shall make all governmental filings required by each of them in connection with the transactions to be consummated pursuant to the Transaction Documents, including without limitation, filings under the HSR Act and the Federal Alcohol Administration Act. Sellers shall use all of their commercially reasonable efforts to cause the Company's stockholders to tender 100% of the shares of Capital Stock to Buyer on the terms and conditions set forth herein. Sellers and the Company will, as promptly as practicable, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any third Parties, including governmental authorities, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment or transfer of all of the Capital Stock; PROVIDED, HOWEVER, that Buyer shall not be required to agree to any unfavorable or commercially unreasonable modification of any existing contract or agreement by Sellers or the Company in order to obtain any such consent. In addition, subject to the terms and conditions herein provided, each of the Parties covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents and to cause the fulfillment of the Parties' obligations hereunder.

          6.5 NOTIFICATION OF CERTAIN MATTERS. Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to Sellers, of (i) the occurrence or existence, or failure to occur or exist, of any fact, information or event, which occurrence or existence or failure could cause any representation or warranty contained in this Agreement to be untrue or inaccurate any time from the date hereof to the Closing Date and (ii) any failure of Sellers, the Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder, and each Party shall use its best efforts to remedy same.

          6.6 NO MERGERS, CONSOLIDATIONS, SALE OF CAPITAL STOCK, ETC. The Company and Sellers will not, directly or indirectly, solicit or participate in any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of the Capital Stock, the merger of the Company, or the direct or indirect disposition of a significant amount of the Assets or Business to any Person other than Buyer or provide any assistance or any information to or otherwise cooperate with any other Person in connection with any such inquiry, proposal or transaction. In the event that the Company or any of Sellers receive an unsolicited offer for such a transaction or obtain or become aware of information that such an offer is likely to be made, the Company or Sellers will immediately provide Buyer with notice thereof, including the identity of the prospective purchaser or soliciting party.

          6.7    TITLE INSURANCE, SURVEYS.

          (a) With respect to each parcel of Real Estate that the Company owns, at Buyer's request, Sellers will obtain, at or prior to the Closing, at Buyer's sole cost and expense, an ALTA Owner's Policy of Title Insurance Form B-1970 (or equivalent policy acceptable to the Buyer and its lenders in their sole and absolute discretion) issued as of the Closing Date by a title insurer satisfactory to the Buyer and its lenders, in such amount as the Buyer and its lenders determine to be the fair market value of such parcel (including all improvements located thereon), insuring title to such Real Estate to be in the Company as of the Closing, subject only to title exceptions which (i) do not interfere with the operations of the Business, (ii) do not render title to the property unmarketable, and (iii) are approved by the Buyer and its lenders. To the extent required by Buyer and its lenders, each such title insurance policy will (a) insure title to each owned parcel of Real Estate and all recorded easements benefitting such parcel, (b) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain an ALTA Zoning Endorsement 3.1 with Parking (or equivalent), (d) contain an endorsement insuring that the parcel described in such title insurance policy is the parcel shown on the Survey delivered with respect to such parcel, (e) contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel,
(f) if the Real Estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (g) contain an owner comprehensive endorsement, (h) contain a survey accuracy endorsement, and (i) contain a tax parcel endorsement and such other endorsements as the Buyer may request. Any escrow and/or closing fees, charges or expenses in connection with the transactions contemplated herein shall be paid by Buyer.

          (b) To the extent required by Buyer and its lenders, with respect to each parcel of Real Estate that the Company owns, Sellers will obtain, at or prior to the Closing, at Buyer's sole cost and expense, ALTA Lender's Policies of Title Insurance, Form B-1970 (or equivalent policy acceptable to the Buyer and its lenders in their sole and absolute discretion) issued as of the Closing Date by a title insurer satisfactory to the Buyer and its lenders, in such amount as the Buyer and its lenders determine to be the fair market value of such parcel (including all improvements located thereon), insuring the Lender's interest in the Real Estate including the buildings and improvements located thereon, subject only to title exceptions which (i) do not interfere with the operations of the Business, (ii) do not render title to the property unmarketable, and (iii) are approved by the Buyer and its lenders. To the extent required by Buyer and its lenders, each such title insurance policy will (a) insure title to each owned parcel of Real Estate and all recorded easements benefitting such parcel, (b) contain an "extended coverage endorsement" insuring over the general exceptions contained customarily in such policies, (c) contain an ALTA Zoning Endorsement 3.1 with Parking (or equivalent), (d) contain an endorsement insuring that the parcel described in such title insurance policy is the parcel shown on the Survey delivered with respect to such parcel, (e) contain an endorsement insuring that each street adjacent to such parcel is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from such parcel, (f) if the Real Estate covered by such policy consists of more than one record parcel, contain a "contiguity" endorsement insuring that all of the record parcels are contiguous to one another, (g) contain an owner comprehensive endorsement, (h) contain a survey accuracy endorsement, and (i) contain a tax parcel endorsement and such other endorsements as the Buyer may request. Any escrow and/or closing fees, charges or expenses in connection with the transactions contemplated herein shall be paid by Buyers.

          (c) To the extent required by Buyer and its lenders, with respect to each parcel of Real Estate that the Company owns, Sellers will procure, at Buyer's sole cost and expense, in preparation for the Closing a current survey of such parcel certified to the Buyer and/or its lender and their designees, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters customarily shown on such surveys, and showing access affirmatively to public streets and roads (a "Survey"). No Survey will disclose any survey defect or encroachment from or onto any Real Estate which has not been cured or insured over prior to the Closing.

          6.8 EXPENSES. Except as otherwise provided herein, each of the Sellers and Buyer shall pay their own expenses incurred in connection with the transactions contemplated hereby, provided, however that, with respect to the opinion to be provided by Sellers to Buyer pursuant to Section 8.4 hereof, Buyer agrees to pay the reasonable attorney's fees incurred by Seller.

                                     ARTICLE VII

                          CONDITIONS TO SELLERS' OBLIGATIONS

          The obligations of Sellers to transfer the Capital Stock to Buyer on the closing Date are subject, in the reasonable discretion of Sellers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date. There shall be delivered to Sellers a certificate (signed by the President or a Vice President of Buyer) to the foregoing effect.

          7.2 CONSENTS. All consents, approvals and waivers from governmental authorities and other Parties necessary to permit Sellers to transfer the Capital Stock to Buyer as contemplated hereby shall have been obtained, unless the failure to obtain any such consent, approval or waiver would not result in a material adverse effect on Sellers.

          7.3 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated by the Transaction Documents and which could reasonably be expected to damage Sellers in any material respect if the transactions contemplated thereunder are consummated.

          7.4 CERTIFICATES. Buyer will furnish Sellers with such certificates of its officers, directors and others to evidence compliance with the conditions set forth in this Article VII as may be reasonably requested by Sellers.

          7.5 CORPORATE DOCUMENTS. Sellers shall have received from Buyer resolutions adopted by the board of directors of Buyer approving the Transaction Documents and the transactions contemplated thereby, certified by Buyer's corporate secretary.

          7.6 HSR ACT. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

          7.7 OTHER AGREEMENTS. Buyer and Sellers shall have entered into an Escrow Agreement, a Junior Preferred Stock Purchase Agreement, a Common Stock Subscription Agreement and a Stockholders Agreement, each substantially in the forms of Exhibits 7.7(a), 7.7(b) and 7.7(c) attached hereto.

          7.8 OPINION OF COUNSEL. Buyer shall have delivered to Sellers an opinion of counsel for Buyer acceptable to Sellers and the Company, dated the Closing Date and substantially in the form set forth on Exhibit 7.8 attached hereto.

          7.9 EMPLOYMENT AGREEMENTS. O'Neill and the Company shall have entered into an employment agreement substantially in the form of Exhibit 8.12 attached hereto (the "O'Neill Employment Agreement").

          7.10 DELIVERY OF DOCUMENTS. Buyer shall have delivered to Sellers all documents required to be delivered by Buyer to Sellers pursuant to Section
3.2 hereof, including without limitation the Escrow Agreement and Common Stock Subscription Agreement, and all such documents shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers.

                                     ARTICLE VIII

                          CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to purchase the Capital Stock as provided hereby are subject, in the reasonable discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

          8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of Sellers and the Company contained in this Agreement shall be true and correct at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Sellers and the Company shall have performed all agreements and covenants, including without limitation, title insurance, policies and surveys in the forms contemplated by Section 6.7 hereof, required hereby to be performed by either of them prior to or at the Closing Date. There shall be delivered to Buyer a certificate (signed by the General Partner, President or a Vice President of each of Sellers and the Company, in each case, as applicable) to the foregoing effect.

          8.2 CONSENTS. All consents, approvals and waivers from governmental authorities and other Parties necessary to permit Sellers to transfer the Capital Stock to Buyer as contemplated hereby shall have been obtained.

          8.3 NO GOVERNMENTAL PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          8.4 OPINION OF COUNSEL. Sellers shall have delivered to Buyer an opinion of counsel for Sellers and the Company acceptable to Buyer, dated the Closing Date and substantially in the form set forth on Exhibit 8.4 attached hereto.

          8.5 CERTIFICATES. Sellers and the Company shall furnish Buyer with such certificates of the respective officers of Sellers and the Company (without qualification with respect to knowledge) and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by Buyer.

          8.6 CORPORATE DOCUMENTS. Buyer shall have received from Sellers and the Company resolutions adopted by the respective boards of directors of Sellers and the Company approving this Agreement and the transactions contemplated hereby, certified by the corporate secretary of each of Sellers and the Company. Buyer shall have also received the corporate minute books, Certificates of Incorporation, bylaws and stock transfer books of the Company and each of the Subsidiaries.

          8.7 HSR ACT. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired.

          8.8 FEDERAL ALCOHOL ADMINISTRATION ACT. Buyer shall have received notice that Company's application for the "basic permit" (as defined in the Federal Alcohol Administration Act) shall have been approved by the Secretary of the Treasury.

          8.9 FINANCING. Buyer shall have obtained any and all necessary financing on terms and conditions satisfactory to Buyer in its sole and absolute discretion to enable it to consummate the transactions contemplated hereby, repay Indebtedness of the Company and to provide adequate working capital for the Company.

          8.10 DISCLOSURE SCHEDULES. The Company and Sellers shall deliver to Buyer on the Closing Date a Disclosure Schedule (the "Closing Disclosure Schedule") revised to reflect any changes in the information on the Disclosure Schedule from the date hereof up to and including the Closing Date, which Closing Disclosure Schedule shall be made a part of this Agreement and incorporated herein by reference.

          8.11 BALANCE SHEET AND FINANCIAL STATEMENTS. Sellers shall deliver to Buyer each month as available from the Balance Sheet Date through the Closing Date, in each case, promptly upon completion a monthly balance sheet and financial statement, in each case in form and substance acceptable to Buyer (collectively, the "Interim Financial Statements"). Such Interim Financial Statements need not be audited, but shall be in accordance with generally accepted accounting principles, consistently applied, subject to the lack of footnote disclosure and changes resulting from normal year-end adjustments, none of which changes would if properly presented, alone or in the aggregate, reflect matters which have had or could be expected to have an Adverse Effect.

          8.12 EMPLOYMENT AGREEMENTS. O'Neill and the Company shall have entered into the O'Neill Employment Agreement substantially in the form of
Exhibit 8.12 attached hereto.

          8.13 ESTOPPEL CERTIFICATES. Sellers shall have delivered to Buyer an estoppel certificate from each lessor of Real Estate of which the Company is a lessee and such estoppel certificate is necessary in the reasonable discretion of Buyer to consummate the transactions contemplated hereby, in each case, in form and substance satisfactory to the Buyer.

          8.14 DUE DILIGENCE. Buyer shall have obtained from Sellers, the Company and their respective Representatives copies of any and all corporate documents, securities agreements, purchase contracts, sales contracts, commercial loan agreements, litigation documents, audit reports, studies, financial statements, governmental reports, insurance policies, employment records, employee benefit plans, permits, licenses, applications for permits or licenses and all other information or documents requested by Buyer and Buyer shall, upon the review thereof, deem such items and information to Buyer's reasonable discretion fully meet Buyer's satisfaction.

          8.15 DELIVERY OF DOCUMENTS. Sellers shall have delivered to Buyer all documents required to be delivered by Sellers to Buyer pursuant to Section
3.2 hereof, including without limitation no less than 90% of the shares of Capital Stock, and all such documents shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer.

          8.16 FIRPTA CERTIFICATES. Sellers shall have delivered to Buyer appropriate affidavits for each Seller pursuant to Section 1445(b) of the Code exempting Buyer from any obligation to withhold pursuant to Section 1445(a) of the Code.

                                      ARTICLE IX

                               COVENANT NOT TO COMPETE

          Attached hereto as Schedule IXA is a list of transactions contemplated or proposed by the Company as of the Closing which involve in excess of $1,000,000 (the "Schedule IXA Transactions"). Attached hereto as Schedule IXB is a complete list of all of the Seller's business interests that may be in competition with or are substantially similar to the Business (the "Schedule IXB Interests").

          Sellers acknowledge and agree that the Business is conducted in the State of California and that its reputation and goodwill are an integral part of its business success throughout the areas where it conducts its business. If Sellers deprive Buyer of any of the Company's goodwill or in any manner utilize its reputation and goodwill in competition with the Company, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. This covenant is necessary to transfer the Business and goodwill of the Company to Buyer effectively. Accordingly, as an inducement for Buyer to enter into this Agreement, Sellers agree that, for a period of five (5) years after the Closing, no Seller shall, without Buyer's prior written consent, directly or indirectly,
(i) use or distribute any of the Company's financial information or information relating to the purchase, supply or processing of grapes or the supply of wine to customers; (ii) except for the Schedule IXB Interests, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with any business entity that competes with the Company for the
Schedule IXA Transactions or (iii) in any manner induce or attempt to induce O'Neill, Ronald Foster or Larry Brink to leave the Company or in any way interfere with the relationship between the Company and any of them, provided, however, if at any time within the aforementioned five (5) year period, Buyer terminates the employment of O'Neill, Ronald Foster or Larry Brink for any reason other than cause or violation of any similar confidentiality or non-compete arrangements, Seller may hire any such terminated employee no sooner than six (6) months from the date of such termination. The Sellers further agree that for a period of two (2) years after the Closing, no Seller shall, without Buyer's prior written consent, directly or indirectly, (i) in any manner induce or attempt to induce any employee, customer, supplier, licensee or other business relation of the Company to leave or cease doing business with the Company or in any way (other than participation in the bulk wine industry generally) interfere with the relationship between the Company and any employee, customer, supplier, licensee or other business relation thereof or (ii) offer employment to or hire any person who was an employee of the Company at any time within 6 months prior to the Closing Date, provided, however, if at any time within the aforementioned two (2) year period, Buyer terminates the employment of such employees for any reason other than cause or violation of any similar confidentiality or non-compete arrangements, Seller may hire any such terminated employees no sooner than six (6) months from the date of such termination, PROVIDED, HOWEVER, that this Article IX shall not apply to any Sellers other than CGW Associates Limited Partnership and Mid-State Horticultural Company.

          Additionally, as consideration for the sale of shares of Common Stock hereunder, O'Neill shall have entered into the O'Neill Employment Agreement with the Company which agreement, including the applicable covenant not to compete contained therein, is incorporated herein in by reference.

          Sellers and O'Neill acknowledge that a breach of the covenants contained in this Article IX will cause irreparable damage to Buyer and the Company, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Sellers and O'Neill agree that, if any Seller or O'Neill breaches any of the covenants contained in this Article IX in addition to any other remedy which may be available at law or in equity, Buyer or the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security.

                                      ARTICLE X

                           ACTIONS BY SELLERS, THE COMPANY
                             AND BUYER AFTER THE CLOSING

          10.1 BOOKS AND RECORDS. Sellers and Buyer agree that, so long as any books, records and files relating to the Business, properties, Assets or operations of the Company, to the extent that they pertain to the Business prior to the Closing Date, remain in existence and available, Buyer shall have the right to inspect and to make copies of the same at any time during business hours for any proper purpose.

          10.2 FURTHER ASSURANCES. On and after the Closing Date, Sellers, the Company and Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof, including without limitation, putting Buyer in possession and operating control of the Business.

          10.3 COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL QUALITY. Buyer shall, from and after the Closing Date, maintain the Facilities in substantial compliance with all federal, state, local and foreign environmental protection, occupational, health and safety or similar laws, statutes, ordinances, restrictions, licenses and local environmental protection, occupational, health and safety or similar laws, statutes, ordinances, restrictions, licenses and regulations, including those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, and also including, but not limited to, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 ET SEQ.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 ET SEQ.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.), California Health & Safety Code (Section 25100 ET SEQ., & 39000 ET SEQ.), and California Water Code (Section 13000 ET SEQ.).

                                      ARTICLE XI

                                   INDEMNIFICATION

          11.1 SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in the Disclosure Schedule or in any certificate or instrument of conveyance delivered by or on behalf of the Parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Parties hereunder. The representations and warranties of Sellers, the Company and Buyer contained herein shall survive the Closing Date until the date that is the third anniversary of the Closing Date, without regard to any investigation made by any of the Parties hereto.

          11.2 INDEMNIFICATION. (a) Except with respect to Sections 4A.1 and 4A.3 hereof (for which sections Sellers shall severally, but not jointly indemnify Buyer and Buyer's Indemnitees (as hereinafter defined)) Sellers shall, jointly and severally, indemnify Buyer and the Company and their respective affiliates, stockholders, officers, directors, partners, employees, agents, Representatives and permitted successors and assigns (collectively, the "Buyer's Indemnitees") against, and hold each Buyer Indemnitee harmless from, any damage, claim, liability or expense, including without limitation, interest, penalties and reasonable attorneys' fees and expenses (collectively "Damages"), arising out of a misrepresentation or the breach of any warranty, covenant or agreement of Sellers or the Company contained in this Agreement or, provided Buyer complies with applicable statutory requirements and offers all shareholders of the Company a price per share at least equal to the price per share payable to the Sellers pursuant to
Section 2.2 hereof, Damages arising out of any shareholder's dissenters rights action or similar claim; PROVIDED, HOWEVER, that in all cases except for Damages arising from or in connection with any of Sellers' fraud, Sellers' obligation hereunder with respect to breaches of the Sellers' representations and warranties contained in Article IVA herein shall not exceed in the aggregate $2,619,900 and such indemnification obligation shall be offset dollar for dollar against the Exchangeable Preferred Stock. Notwithstanding the foregoing, Sellers will not be required to indemnify Buyer Indemnitees in respect of any Damages except to the extent that the aggregate amount of all Damages exceeds $145,000, in which case Seller will be required to indemnify Buyer Indemnitees for the entire amount of such Damages, including the amounts up to $145,000.

          (b) In addition to any other right or remedy available to Sellers at law or in equity, Buyer shall indemnify and hold Sellers and its affiliates, stockholders, policyholders, officers, directors, partner, employees, agents, representatives and permitted successors and assigns, as applicable (collectively, the "Sellers' Indemnitees") against, and hold each Sellers' Indemnitee harmless from any Damages arising out of a misrepresentation or the breach of any warranty, covenant or agreement of Buyer contained in this Agreement; PROVIDED, however that Buyer's obligation hereunder with respect to breaches of the Buyer's representations and warranties contained herein shall not exceed in the aggregate $2,619,900. Notwithstanding the foregoing, Buyer will not be required to indemnify Sellers' Indemnitees in respect of any Damages except to the extent that the aggregate amount of all Damages exceeds $170,000, in which case Buyer will be required to indemnify Sellers' Indemnitees for the entire amount of such Damages, including the amounts up to $170,000.

          The term "Damages" as used in this Section 11.2 is not limited to matters asserted by third parties against Sellers, the Company or Buyer, but includes Damages incurred or sustained by Sellers, the Company or Buyer in the absence of third party claims.

          11.3   INDEMNIFICATION PROCEDURES.

          (a) NOTICE OF CLAIM. Any Person making a claim for indemnification pursuant to Section 11.2 (an "Indemnified Party") must give any Party hereto from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") promptly after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim (a "Proceeding") against or involving the Indemnified Party by a government entity or other third party or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; PROVIDED that the failure to notify or delay in notifying an Indemnifying Party will not relieve any Indemnifying Party of its obligations pursuant to Section 11.2, except to the extent that such failure actually harms the Indemnifying Party.

          (b) CONTROL OF DEFENSE. With respect to the defense of any Proceeding against or involving an Indemnified Party in which a government entity or other third party in question seeks only the recovery of a sum of money for which indemnification is provided, at its option an Indemnifying Party may appoint as lead counsel of such defense any legal counsel selected by the Indemnifying Party; PROVIDED that before the Indemnifying Party assumes control of such defense it must first:

          (i) enter into an agreement with the Indemnified Party (in form and substance satisfactory to the Indemnified Party) pursuant to which the Indemnifying Party agrees to be fully responsible (with no reservation of any rights other than the right to be subrogated to the rights of the Indemnified Party) for all Damages relating to such Proceeding and unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such Proceeding or the facts giving rise to such claim for indemnification; and

          (ii) furnish the Indemnified Party with evidence that the Indemnified Party, in the Indemnified Party's sole judgment, is and will be able to satisfy any such liability.

          (c) CONTROL OF DEFENSE: EXCEPTIONS, ETC. Notwithstanding the provisions of Section 11.3(b): (i) the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose at its own expense (PROVIDED that the Indemnifying Party will bear the reasonable fees and expenses of such separate counsel incurred prior to the date upon which the Indemnifying Party effectively assumes control of such defense), (ii) the Indemnifying Party will not be entitled to assume control of the defense of such claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if:

          (A) the Indemnified Party reasonably believes that an adverse determination of such Proceeding could be materially detrimental or injurious to the Indemnified Party's reputation or future business prospects,

          (B) the Indemnified Party obtains an opinion of counsel to the effect that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the Indemnified Party and the Indemnifying Party in such Proceeding, or

          (C) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim; and

          (iii) the Indemnifying Party must obtain the prior written consent of the Indemnified Party (which the Indemnified Party will not unreasonably withhold) prior to entering into any settlement of such claim or Proceeding or ceasing to defend such claim or Proceeding.

          11.4 NO RIGHT OF CONTRIBUTION. After the Closing, the Company shall have no liability to indemnify either Buyer or Sellers on account of a misrepresentation or the breach of any warranty or the nonfulfillment of any covenant or agreement of Sellers or the Company; and Sellers shall have no right of contribution against the Company. In addition to any other remedy which may be available at law or in equity, Buyer or the Company shall be entitled to specific performance and injunctive relief, without posting bond or other security.

          11.5 CHARACTERIZATION; TAXES. The Parties hereto intend that any amount paid pursuant to the provisions of this Article XI be treated as an adjustment of the Purchase Price prior to entering into any settlement of such claim or proceeding or ceasing to defend such claim or proceeding.

                                     ARTICLE XII

                                   SECURITIES LAWS

          12.1 ACQUISITION FOR INVESTMENT. Buyer hereby acknowledges that the shares of Capital Stock to be purchased pursuant to the terms of this Agreement shall be acquired in good faith for investment for its own account and not with a view to a distribution or resale of any of such Capital Stock in violation of applicable securities laws.

          12.2 LEGEND. Each certificate representing shares of Capital Stock sold pursuant to the provisions hereof, if deemed advisable by the Company, shall bear the following legends:

          "THE SECURITIES REPRESENTED HEREBY (A) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN AVAILABLE EXEMPTION THEREFROM UNDER SAID ACT OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND (B) ARE SUBJECT TO THE PROVISIONS, INCLUDING THE LIMITATIONS ON TRANSFER, SET FORTH IN THAT CERTAIN STOCKHOLDER AGREEMENT BY AND AMONG THE COMPANY AND THE SIGNATORIES THERETO, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDER AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                                        -and-

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                     ARTICLE XIII

          13.1 TAX MATTERS. Sellers shall, jointly and severally, pay and be responsible for all Taxes imposed on Sellers or the Company regardless of when imposed for any period prior to and including June 30, 1994, including any Taxes arising from the Sale and any Transfer Taxes. Sellers shall indemnify and hold harmless Buyer and the Company from and against any liability with respect to such Taxes, PROVIDED, HOWEVER, that Sellers' indemnification obligations hereunder shall be subject to the limitations set forth in Sections 11.1 and
11.2 herein; PROVIDED, HOWEVER, that the three year period referred to in
Section 11.1 hereof shall be automatically extended for any periods coterminous with any audits outstanding, pending or threatened on or prior to the third anniversary of the Closing Date. Any Taxes of the Company in respect of the period commencing after June 30, 1994 shall not be a liability of the Sellers.

                                     ARTICLE XIV

                                    MISCELLANEOUS

          14.1   TERMINATION.  This Agreement may be terminated:

          (a) at any time prior to the Closing by written agreement of the Buyer and Sellers,

          (b) by the Buyer, at any time when Sellers are in breach of any of their obligations pursuant to the Transaction Documents or if any representation or warranty of Sellers contained therein is false or misleading (provided that such condition is not the result of any breach of any covenant, representation or warranty of the Buyer set forth in this Agreement or in any document executed in connection with this Agreement),

          (c) by Sellers, at any time when the Buyer is in breach of any of its obligations pursuant to the Transaction Documents or if any representation or warranty of the Buyer contained therein is false or misleading (provided that such condition is not the result of any breach of any covenant, representation or warranty of Sellers set forth in this Agreement or in any document executed in connection with this Agreement), or

          (d) by the Buyer or Sellers, at any time after May 1, 1995 or such other date as is agreed to by Buyer and Sellers in writing.

Any termination of this Agreement pursuant to any of clauses (b) through (d) will be effected by written notice from the terminating party to the Buyer (if Sellers are the terminating party) or the Sellers (if the Buyer is the terminating party). Any termination of this Agreement pursuant to clause (b),
(c) or (d) will not terminate the liability of any Party hereto for any breach or default of any representation, warranty, covenant or other agreement set forth in this Agreement or any Transaction Document which exists at the time of such termination.

          If this Agreement is terminated in accordance with clause (b) of this
Section 14.1, then Sellers will be, jointly and severally, responsible for (and, in the case of the Buyer's Expenses, will reimburse Buyer for) all Buyer's Expenses and Sellers' Expenses. If this Agreement is terminated in accordance with clause (c) of this Section 14.1, then Buyer will be responsible for (and, in the case of the Sellers' Expenses, will reimburse Sellers for) all Buyer's Expenses and Sellers' Expenses.

          14.2 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Sellers without the prior written consent of Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

          14.3 NOTICES; TRANSFER OF FUNDS. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

     If to Bank of America Illinois:

     Bank of America Illinois
     231 South LaSalle Street
     Chicago, IL  60697
     Attention:  Jeffrey Mann

     with a copy to:

     McDermott, Will & Emery
     227 West Monroe Street
     Chicago, IL  60606
     Attention:  Nancy Mitchell
     Telephone:  (312) 984-6499
     Facsimile:  (312) 984-7700

     If to Massachusetts Mutual Life Insurance Company:

     Massachusetts Mutual Life Insurance Company
     1295 State Street
     Springfield, Massachusetts  01111-0001
     Attention:  Wallace Rodger
     Telephone:  (413) 744-6055
     Facsimile:  (413) 744-6210

     If to MassMutual Participation Investors:

     MassMutual Participation Investors
     1295 State Street
     Springfield, Massachusetts  01111-0001
     Attention:  John Joyce
     Telephone:  (413) 744-6075
     Facsimile:  (413) 744-6127

     If to MassMutual Corporate Investors:

     MassMutual Participation Investors
     1295 State Street
     Springfield, Massachusetts  01111-0001
     Attention:  John Joyce
     Telephone:  (413) 744-6075
     Facsimile:  (413) 744-6127

     If to other Sellers, to:

     c/o Ardshiel, Inc.
     230 Park Avenue - Suite 2527
     New York, NY  10169
     Attention:  Geoffrey J.F. Gorman
     Telephone:  (212) 697-8570
     Facsimile:  (212) 972-1809

     If to the Company, to:

     Golden State Vintners
     38558 Road 128
     P.O. Box 39
     Cutler, CA 93615
     Attention:  Jeffrey B. O'Neill
     Telephone:  (209) 528-3033
     Facsimile:  (209) 528-2627

     If to Buyer, to:

     Smith McDonnell Stone & Co., Inc.
     450 Park Avenue
     Suite 2102
     New York, New York 10022
     Attention:  Mark D. McDonnell
     Telephone:  (212) 750-7780
     Facsimile:  (212) 754-3362

     with a copy to:

     Anderson Kill Olick & Oshinsky, P.C.
     1251 Avenue of the Americas
     New York, New York 10023
     Attention:  Ronald S. Brody, Esq.
     Telephone:  (212) 278-1258
     Facsimile:  (212) 278-1733

or to such other place and with such other copies as either Party may designate as to itself by written notice to the others.

          Payments to be made to Sellers hereunder shall be made by wire transferred funds to be delivered to Sellers' in accordance with the instructions to be delivered at Closing.

          14.4 CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of New York, without regard to principles of conflicts of laws, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a Party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          Sellers irrevocably agree that any legal action or proceeding arising out of or in connection with the Transaction Documents, or the transactions contemplated thereby, shall be brought in the United States District Court for the Southern District of New York. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any Party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such Party as herein provided.

          14.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be
bound thereby.   No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          14.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.7 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          14.8 HEADINGS. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          14.9 EXPENSES. Except as otherwise provided herein, Sellers and Buyer will each be liable for its own, and Sellers shall be liable for the Company's, costs and expenses incurred in connection with the negotiation, preparation, execution and performance of the Transaction Documents.

          14.10 PUBLICITY. Neither Party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other Party.

          14.11 REMEDIES. Except for the limitations set forth under Article 11 and Section 14.14 hereof with respect to the representations and warranties contained in Article IVA and IVB hereof, Buyer, Sellers and the Company expressly reserve any and all rights and remedies available to either of them relating to any actions, whether at law or in equity, with respect to any provision, covenant, warranty, or agreement contained in this Agreement. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any Party hereto will operate as a waiver of such right, remedy, power or privilege, nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law.

          14.12 RISK OF LOSS. Until the Closing, all risk of loss with respect to the Assets will remain with the Sellers. If prior to the Closing any Asset is damaged, destroyed or lost, and the diminution in value to said Asset is less than $500,000 then Buyer shall remain obligated to consummate the transaction herein contemplated with a reduction in the Purchase Price by an amount equal to the diminution in the fair market value (determined at the time of the Closing) of such Asset by reason of such damage, destruction or loss. If the diminution in value to any Asset exceeds $500,000 then at its option, the Buyer may waive the failure of any condition set forth in Article VIII with respect to such damage, destruction or loss and either

          (a) reduce the Purchase Price by an amount equal to the diminution in the fair market value (determined at the time of the Closing) of such Asset by reason of such damage, destruction or loss or

          (b) elect to have the Sellers retain such damaged, destroyed or lost Asset and reduce the Purchase Price by the greater of the fair market value or the net book value of such Asset (in each case determined immediately prior to such damage, destruction or loss).

          14.13 CONFIDENTIAL INFORMATION. The Parties acknowledge that the transactions described herein are of a confidential nature and shall not be disclosed except to consultants, advisors and affiliates, or as required by applicable law, until such time as the Parties make a public announcement regarding the transaction as provided in Section 14-10 or, if no such public announcement is to be made, after the Closing Date. Neither Sellers nor Buyer shall make any public disclosure of the specific terms of this Agreement, except as required by applicable law or legal process. In connection with the negotiation of the Transaction Documents and the preparation for the consummation of the transactions contemplated thereby, each Party acknowledges that it will have access to confidential information relating to the other Party. Each Party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to Representatives, advisors, consultants and affiliates in connection with the transactions contemplated thereby. Sellers, at a time and in a manner which it reasonably determines and after prior notice to and consultation with and consent of Buyer, may notify employees, unions and bargaining agents of the fact of the subject transaction.

          14.14 LIABILITY OF LENDER SELLERS. Notwithstanding any provision to the contrary in any of the Transaction Documents, each of the Lender Sellers (i) shall not be deemed a Seller for the purposes of Articles IVA, VI and IX hereof
(ii) acknowledge and agree to make the representations and warranties to the Buyer as set forth in Article IVB, (iii) shall, jointly and severally, indemnify Buyer and Buyer's Indemnitees against, and hold each Buyer Indemnitee harmless from, (x) Damages arising out of a misrepresentation or the breach of any warranty, covenant or agreement of Lender Sellers contained in Article IVB herein and, provided Buyer complies with applicable statutory requirements and offers all shareholders of the Company a price per share at least equal to the price per share payable to the Lender Sellers pursuant to Section 2.2 hereof,
(y) Damages arising out of any shareholder's dissenters rights action or similar claim; PROVIDED, HOWEVER, that in all cases except for Damages arising from or in connection with such Lender Seller's fraud (with respect to which the limitations on liability set forth in this Section 14.14 shall not apply), each Lender Seller's obligation hereunder with respect to Damages shall not exceed such Lender Seller's aggregate pro-rata share of the face value of the Exchangeable Preferred Stock as of the date hereof and such indemnification obligation shall be offset dollar for dollar against the Exchangeable Preferred Stock held by such Lender Sellers, and (iv) acknowledges and agrees that its indemnification obligation to Buyers pursuant to Article XI of this Agreement extends to breaches of representations, warranties and covenants of the Company or any other Seller, in each case, subject to the limitation on the indemnification obligation amount set forth in clause (iii) of this sentence above.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.



                              /s/ JEFFREY B. O'NEILL
                              ------------------------------------
                              Jeffrey B. O'Neill


                              ARDSHIEL, INC.


                              BY:  /s/ JAMES G.
                                   -------------------------------
                                   Name:  James G.
                                   Its:


                              ARDSHIEL, INC., as attorney-in-fact for each of the parties listed on Schedule A hereto


                              BY:  /s/ JAMES G.
                                   -------------------------------
                                   Name:  James G.
                                   Its:   Attorney-in-Fact


                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                              BY:  /s/ JOHN B. JOYCE
                                   -------------------------------
                                   Name:  John B. Joyce
                                   Its:   VICE PRESIDENT

The foregoing is executed on
behalf of MassMutual Participation
Investors, organized under a
Declaration of Trust, dated
April 7, 1998, as amended from
time to time.  The obligations
of such Trust are not binding
upon, nor shall resort be had to
the property of, any of the
Trustees, shareholders, officers,
employees or agents of such Trust
individually, but the Trust's assets
and property only shall be bound.

The foregoing is executed on
behalf of MassMutual Corporate
Investors, organized under
Declaration of Trust, dated
September 10, 1985, as amended
from time to time.  The obligations
of such Trust are not personally
binding upon, nor shall resort be
had to the property of, any of the
Trustees, shareholders, officers,
employees or agents of such Trust,
the Trust's property only shall be
bound.

                              MASSMUTUAL PARTICIPATION INVESTORS

                              BY:  /s/ JOHN B. JOYCE
                                   -------------------------------
                                   Name:  John B. Joyce
                                   Its:   VICE PRESIDENT


                              MASSMUTUAL CORPORATE INVESTORS


                              By:  /s/ JOHN B. JOYCE
                                   -------------------------------
                                   Name:  John B. Joyce
                                   Its:   VICE PRESIDENT


                              BANK OF AMERICA ILLINOIS


                              By:  /s/ JEFFREY M. MANN
                                   -------------------------------
                                   Name:  Jeffrey Mann
                                   Its:   Principal


                              MID-STATE HORTICULTURAL COMPANY


                              By:  /s/ ROBERT SETRAKIAN
                                   -------------------------------
                                   Name:  Robert Setrakian
                                   Its:   President


                              CGW ASSOCIATES LIMITED PARTNERSHIP
                              By:  Ardshiel, Inc., its general partner


                              By:  /s/ JAMES G.
                                   -------------------------------
                                   Name:  James G.
                                   Its:   Attorney-in-Fact

                              CHRISTOPHER J. PERRY

                              By:  /s/
                                   -------------------------------
                                   Christopher Perry


                              ROBERT F. PERILLE

                              By:  /s/
                                   -------------------------------
                                   Robert F. Perille


                              ANN O'BRIEN

                              By:  /s/
                                   -------------------------------
                                   Ann O'Brien


                              FORD S. BARTHOLOW

                              By:  /s/ FORD S. BARTHOLOW
                                   -------------------------------
                                   Ford S. Bartholow


                              JEFFREY M. MANN

                              By:  /s/ JEFFREY M. MANN
                                   -------------------------------
                                   Jeffrey M. Mann


                              MATTHEW W. CLARY

                              By:  /s/ MATTHEW W. CLARY
                                   -------------------------------
                                   Matthew W. Clary


                              THOMAS E. VAN PELT, JR.

                              By:  /s/ THOMAS E. VAN PELT, JR.
                                   -------------------------------
                                   Thomas E. Van Pelt, Jr.

                              GOLDEN STATE VINTNERS


                              By:
                                   -------------------------------
                                   Name:
                                   Its:


                              GOLDEN STATE ACQUISITION CORP.


                              By:  /s/ MARK A. MCDONNELL
                                   -------------------------------
                                   Name:     Mark A. McDonnell
                                   Its: